SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event) May 29, 2015; (May 29, 2015)

GUIDED THERAPEUTICS, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	0-22179	58-2029543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5835 Peachtree Corners East, Suite D Norcross, Georgia (Address of Principal Executive Offices)	30092 (Zip Code)

Registrant's Telephone Number, Including Area Code:     (770) 242-8723

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 29, 2015, the Company held its annual meeting of stockholders in Atlanta, Georgia.  As of the record date, April 2, 2015, there were 100,888,853 shares of Common Stock and 1,277 shares of Series B preferred stock (common stock equivalent being 9,160,689 shares), voting on an as-converted basis entitled to vote at the annual meeting. Represented at the meeting in person or by proxy were 93,122,495 votes representing 85 percent of the total shares of Common Stock entitled to vote at the meeting.

The purpose of the meeting was to elect six directors, amend our Certificate of Incorporation to increase the number of authorized shares of our common stock to a total of 245,000,000 shares, the non-binding, advisory approval of the compensation of the Company’s named executive officers and to ratify the appointment of UHY, LLP as the Company’s independent auditors for fiscal year 2015. The following table sets forth the results of the vote on the matters:

Proposal		Votes
Gene S. Cartwright,Ph.D.	For	47,083,359
	Against	2,763,946
	Abstain	904,307
	Non Votes	42,370,883

Ronald W. Hart, Ph.D.	For	36,380,281
	Against	13,399,821
	Abstain	971,510
	Non Votes	42,370,883

John E. Imhoff, M.D.	For	46,698,866
	Against	3,085,022
	Abstain	967,724
	Non Votes	42,370,883

Michael C. James	For	39,506,957
	Against	10,866,527
	Abstain	378,128
	Non Votes	42,370,883

Jonathan M. Niloff, M.D.	For	39,656,031
	Against	10,767,453
	Abstain	328,128
	Non Votes	42,370,883

Linda Rosenstock, M.D.	For	39,630,519
	Against	10,746,915
	Abstain	374,178
	Non Votes	42,370,883

Increase Common Shares	For	63,796,323
	Against	27,498,008
	Abstain	1,828,164
	Non Votes	-

Executive Compensation	For	37,871,340
	Against	11,659,487
	Abstain	1,220,785
	Non Votes	42,370,883

Auditors	For	84,090,552
	Against	8,116,139
	Abstain	915,803
	Non Votes	1

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

	By:	/s/ Gene Cartwright
Gene Cartwright
Chief Executive Officer
Date: May 29, 2015

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